As filed with the Securities and Exchange Commission on June 20, 2001
   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ----------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                         Under The Securities Act of 1933
                              -----------------------

                            CONSOLIDATED-TOMOKA LAND CO.
                (Exact name of registrant as specified in its charter)

                Florida                               59-0483700
    (State or other jurisdiction        (I.R.S. Employer Identification No.)
     of incorporation or organization)

     149 South Ridgewood Avenue, Daytona Beach, Florida    32114
    (Address of Principal Executive Office)              (Zip Code)

               Consolidated-Tomoka Land Co. 2001 Stock Option Plan
                            (Full title of the plan)

                              Robert F. Apgar, Esq.
                         Vice President-General Counsel
                           Consolidated-Tomoka Land Co.
                           149 South Ridgewood Avenue
                          Daytona Beach, Florida 32114
                     (Name and address of agent for service)
                                 (386) 255-7558
           (Telephone number, including area code, of agent for service)

                           Copies of Communications To:

    Tom McAleavey, Holland & Knight LLP, 200 South Orange Avenue, Suite 2600
      Orlando, Florida 32801 (407) 425-8500

                         CALCULATION OF REGISTRATION FEE
   Title of securities   Amount     Proposed    Proposed        Amount of
    to be registered     to be       maximum     maximum      registration
   Common Stock,      registered(1) offering    aggregate          fee
     par value                       price   offering price(2)
   $1.00 per share      500,000      $15.13    $7,565,000         $1,892

   (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
   (2) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 (h)(1) under the Securities Act based on the average high and low sales price of the Registrant's Common Stock on June 15, 2001, as reported on the American Stock Exchange.

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

   ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-5556);

           (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 0-5556);

           (3) The Registrant's Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2001, as filed with the Commission on March 16, 2001 (File No. 0-5556); and

           (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on July 1, 1993 pursuant to the Securities Exchange Act of 1934.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

   ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable.

   ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

           The validity of the securities offered hereby will be passed upon for the Registrant by Holland & Knight LLP. William O. E. Henry, a practicing attorney and partner in Holland & Knight LLP, is a director of the Registrant.

   ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933 brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

           Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

           (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

           (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;


           (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b), selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or

           (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

           Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers.

           The Registrant's by-laws provide for indemnification of directors and officers. The general effect of the by-law provisions is to indemnify any director or officer against any liability arising from any action or suit to the full extent permitted by Florida law, as discussed in the foregoing paragraphs; provided, however, that the provision of the Registrant's by-laws relating to indemnification is inapplicable to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors of the Registrant. The Registrant and its directors and officers are also insured for liability arising from claims against the Registrant's directors and officers (or its subsidiaries' directors or officers) in their capacities as such.

   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

   ITEM 8. EXHIBITS.

            3.1 Articles of Incorporation of CTLC, Inc. dated February 26, 1993 and Amended Articles of Incorporation dated March 30, 1993 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993).

            3.2 By-laws of CTLC, Inc. (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993).

            5.1  Opinion of Holland & Knight LLP.

           23.1  Consent of Arthur Andersen LLP.

           23.2 Consent of Holland & Knight LLP appears in its opinion filed as Exhibit 5.1

           24.1 Power of Attorney (included in the signature page in Part II of the Registration Statement)

           99.1  Consolidated-Tomoka Land Co. 2001 Stock Option Plan.

   ITEM 9. UNDERTAKINGS.

           (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section
                         10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                          arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect
                          to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability
                     under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-
                     effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on June 19, 2001.

                                              CONSOLIDATED-TOMOKA LAND CO.


                                              By:/s/ William H. McMunn
                                                 -----------------------
                                                 William H. McMunn
                                                 President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Teeters and Robert F. Apgar, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                     Title                        Date
   ---------                     -----                        ----
   /s/William H. McMunn         President, Chief Executive    June 19, 2001
   ----------------------       Officer and Director
   William H. McMunn            (Principal Executive Officer)

   /s/Bob D. Allen              Chairman of the Board         June 19, 2001
   ----------------------
   Bob D. Allen

   /s/Bruce W. Teeters          Senior Vice President-     June 19, 2001
   ----------------------       Finance, Treasurer and Director
   Bruce W. Teeters             (Principal Financial and
                                Accounting Officer)
   /s/John C. Adams, Jr.        Director                      June 19, 2001
   ----------------------
   John C. Adams, Jr.

   /s/William O. E. Henry       Director                      June 19, 2001
   ----------------------
   William O. E. Henry

   /s/Robert F. Lloyd           Director                      June 19, 2001
   ----------------------
   Robert F. Lloyd

                                Director                      June   , 2001
   ----------------------
   David D. Peterson

                                Director                      June   , 2001
   ----------------------
   H. Jay Skelton

   /s/William J. Voges          Director                      June 19, 2001
   ----------------------
   William J. Voges

   INDEX OF EXHIBITS

         5.1  Opinion of Holland & Knight LLP.

        23.1  Consent of Arthur Andersen LLP.

        23.2 Consent of Holland & Knight LLP appears in its opinion filed as Exhibit 5.1

        24.1 Power of Attorney (included in the signature page in Part II of the Registration Statement)

        99.1  Consolidated-Tomoka Land Co. 2001 Stock Option Plan.

   Exhibit 5.1

                       [HOLLAND & KNIGHT LLP LETTERHEAD]

                                June 20, 2001

   Consolidated-Tomoka Land Co.
   149 South Ridgewood Drive
   Daytona Beach, Florida 32114

   Re:     Registration Statement on Form S-8

   Ladies and Gentlemen:

   We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed today by Consolidated-Tomoka Land Co. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 500,000 shares (the "Shares") of the authorized common stock, par value $1.00 per share, of the Company authorized for issuance pursuant to the Consolidated-Tomoka Land Co. 2001 Stock Option Plan (the "Plan").

   This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

   In connection with the foregoing registration, we have examined the Plan, copies of the Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as we deemed necessary or appropriate to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all copies submitted to us. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all necessary action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to such opinion, we have relied upon statements of officers and representatives of the Company and others.

   Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares being registered have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of common stock of the Company.
   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

   Very truly yours,

   /s/Holland & Knight LLP

   HOLLAND & KNIGHT LLP


   Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------

   As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 2001, on the consolidated financial statements of Consolidated-Tomoka Land Co. and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, into this Registration Statement on Form S-8.


   /s/Arthur Andersen LLP

   Arthur Andersen LLP

   Orlando, Florida
   June 15, 2001

   ORL1 #646395 v2

   EXHIBIT 99.1
                        CONSOLIDATED-TOMOKA LAND CO.
                          2001 STOCK OPTION PLAN
                        (Effective April 25, 2001)

   1. Purpose.
      --------

      The purpose of this Consolidated-Tomoka Land Co. 2001 Stock Option Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of stock Option and Stock Appreciation Right grants to key Employees who contribute materially to the success and profitability of the Company. The grants will recognize and reward Employees who put forth outstanding individual performances and contributions, and will give such Employees a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program also will assist the Company and its Subsidiaries in attracting and retaining key Employees.
      The Options granted under this Plan may be Incentive Stock Options, as defined in Code Section 422, or non-statutory Options taxed under Code Section 83.

   2. Definitions.
      ------------

      The following definitions shall apply to this Plan:

          (a) "Beneficiary"
              -------------
              means the person designated in the last will and testament of the Optionee as the beneficiary of the Optionee with respect to the Option. In the absence of such designation, the beneficiary of the Optionee shall be determined under the laws of descent and distribution of the state of domicile of the Optionee at the time of the Optionee's death.

          (b) "Board"
              -------
              means the Board of Directors of the Company.

          (c) "Change of Control"
              -------------------
              means any of the following events:

                   i. any person (as such term is used in Section 13(d)
                      of the Securities Exchange Act of 1934, (the
                      "Exchange Act")) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange
                      Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company's outstanding voting shares and other outstanding voting securities of the Company that are entitled to vote generally in the election of directors of the Company ("Voting Securities");

                 ii. individuals who, as of the effective date of the
                     Plan, constitute the Board ("Incumbent Board") cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by the Company's shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company
                     (as such terms are used in Rule 14a-11 under the Exchange Act), "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

                iii. approval by the stockholders of the Company of
                     either of the following:

                     A. a merger, reorganization, consolidation or
                        similar transaction (any of the foregoing, a "Merger") as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or

                     B. a plan of liquidation of the Company or a plan or
                        agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          (d) "Code"
              ------
          means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee"
              -----------
              means the Stock Option Committee appointed by the Board in accordance with Section 3 of the Plan. If the Board does not appoint a Committee, the term "Committee" means the Board, except in those instances where the text clearly indicates otherwise.

          (f) "Common Stock"
              --------------
              means the voting common stock, par value one dollar ($1.00) per share, of the Company or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 13 herein.

          (g) "Company"
              ---------
              means Consolidated-Tomoka Land Co., a Florida corporation.

          (h) "Continuous Service"
              --------------------
              means the absence of any interruption or termination of employment with, or service to, the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or, in the case of transfers, movements between locations of the Company or between the Company, its parent, its Subsidiaries or its successor.

          (i) "Date of Grant"
              ---------------
              means the date as of which the Committee grants an Option.

          (j) "Employee"
              ----------
              means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

          (k) "Fair Market Value"
              -------------------
              means the fair market value of the Common Stock on the Date of Grant. If the Common Stock is not publicly traded, the Board shall determine the fair market value of the Shares as of the Date of Grant by using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded, the fair market value is the mean between the closing bid and asked prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") system on the Date of Grant, regardless of trades on that date, or if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in the Wall Street Journal. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the Common Stock was traded or a price was quoted will determine the fair market value.

          (l) "Grant Agreement"
              -----------------
              means the written agreement between the Company and the Optionee evidencing the grant of the Option by the Company to the Optionee.

          (m) "Incentive Stock Option"
              ------------------------
              means a stock option, granted pursuant to this Plan that satisfies the requirements of Code Section 422 and that entitles the Optionee to purchase Common Stock of the Company or in a corporation that at the time of grant of the Option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

          (n) "Option"
              --------
              means a stock option granted pursuant to the Plan.

          (o) "Option Period"
              ---------------
              means the period beginning on the Date of Grant and ending on the day prior to the tenth (10th) anniversary of the Date of Grant or such shorter ending date as is set by the Committee and set forth in the stock option agreement between the Company and an Optionee.

          (p) "Optionee"
              ----------
              means an Employee who receives an option.

          (q) "Plan"
              ------
              means the Consolidated-Tomoka Land Co. 2001 Stock Option Plan, as amended or restated from time to time.

          (r) "Regulations"
              -------------
              means Treasury Regulations promulgated in accordance with the Code.

          (s) "Share"
              -------
              means one share of the Common Stock, as adjusted in accordance with paragraph 13 or the Plan.

          (t) "Stock Appreciation Right" or "SAR"
              -----------------------------------
              means the right to receive a portion of the amount by which the fair market value of the SAR's related Share at the time the related Option is exercised exceeds the price paid for the Share, determined in accordance with the following equation (for the purpose of the following equation, "Appreciation" equals the amount by which the fair market value of the SAR's related Share at the time the related Option is exercised exceeds the price paid for the Share, and "Tax Rate" equals the Optionee's tax rate as determined by the Code at the time the SAR is exercised):

                      Appreciation - Appreciation  =  SAR Value
                      ------------
                      1 - Tax Rate

              Shares and SARs issued pursuant to the same Option grant are referred to in this Plan as "related" to each other.

          (u) "Subsidiary"
              ------------
              means any corporation fifty percent (50%) or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

   3. Administration.
      ---------------

      This Plan shall be administered by the Committee. The Board is authorized to add or remove any Committee member for any reason, and to appoint a successor to any Committee member who ceases to serve. The Committee shall consist solely of three (3) or more directors who are (i) not employees of the Company, (ii) "non-employee directors", as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor statute or regulation regarding the same subject matter, and (iii) "outside directors" as that term is defined in Regulation Section 1.162-27, and as contemplated by Code Section 162(m), or any successor statute or Regulation regarding the same subject matter. The Committee has the exclusive power to select the participants in this Plan, to establish the terms of the Options granted to each participant, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to describe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. Acts of the Committee taken by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall constitute acts of the Committee. The Company hereby indemnifies and holds harmless the members of the Committee in their capacity as Committee members against all liability and expenses (including reasonable attorney, paralegal, and professional fees, and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Committee, provided that such individual (i) acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Optionees, or
      (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   4. Shares Subject to Option.
      -------------------------
      Subject to the provisions of paragraph 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the
      Plan shall be Five Hundred Thousand (500,000).   Such Shares may
      be authorized, but unissued, or may be treasury shares. If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

   5. Participants.
      -------------
      (a) Eligible Employees.
          -------------------
          Every Employee who the Committee, in its sole discretion, designates, is eligible to participate in this Plan. The Committee's award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year. Furthermore, the Committee may award different Options to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective participant's other compensation. Eligible Employees may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

       (b) No Right of Employment.
           -----------------------
           An Optionee's right, if any, to continue to serve the Company and/or its Subsidiaries as an officer, Employee or otherwise will not be enlarged or otherwise affected by his designation as an Optionee under this Plan, and such designation shall not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any Employee or Optionee, regardless of the effect of such termination of employment on the rights of the Employee or Optionee.

   6. Option Requirements.
      --------------------
      Each Option granted under this Plan shall satisfy the following requirements:

      (a) Written Option.
          ---------------
          An Option shall be evidenced by a Grant Agreement specifying
          (i) the number of Shares that may be purchased by its exercise,

          (ii) the price, (iii) the vesting period and Option Period,
          (iv) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a non-statutory Option, and (v) such terms and conditions consistent with the Plan as the Committee shall determine, in its discretion.

      (b) Duration of Option.
          -------------------
          Each Option may be exercised only during the Option Period designated for the Option by the Committee. At the end of the Option Period, the Option shall expire. In no event may the duration of an Incentive Stock Option or non-statutory Option exceed ten (10) years from the Date of Grant.

      (c) Option Exercisability.
          ----------------------
          Unless otherwise provided by the Committee on the grant of an Option, and in the Grant Agreement, each Option shall be exercisable only as to no more than one-fifth (1/5) of the total number of shares covered by the Option during each twelve
          (12) month period commencing twelve (12) months after the Date of Grant. Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, but in no case beyond the date that is ten (10) years from the Date of the Option.

      (d) Acceleration of Vesting.
          ------------------------
          The Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining Shares. Such acceleration of vesting may be declared by the Board at anytime before the end of the Option Period, including, if applicable, after termination of the Optionee's Continuous Service by reason of death, disability (as defined in Code Section 22(e)(3)), retirement or termination of employment.

      (e) Exercise Price.
          ---------------
          Except as provided in Sections 1(k), 7(a) and 8(a), the exercise price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option's Date of Grant.

      (f) Termination of Services.
          ------------------------
          If the Optionee ceases Continuous Service for any reason other than death, disability (as defined in Code Section 22(e)(3) and the Regulations thereunder) or, in the case of non-statutory stock options, retirement on or after age 65 of the Optionee, all Options held by the Optionee shall lapse immediately following the effective date of the termination of his services to the Company. On the grant of an Option, the Committee may, in its discretion, extend the time during which the Option may be exercised after termination of services. The maximum period that may be allowed, however, shall be ninety (90) days. Any such Option shall lapse at the earlier of the end of the Option Period or the end of the period established by the Committee for exercise after termination of services. The Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Sections 6(d) and 13.

      (g) Death.
          ------
          In the case of death of the Optionee, the Beneficiaries designated by the Optionee shall have one (1) year from the Optionee's demise or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Section 6(d) and 13.

      (h) Retirement.
          -----------
          If the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of the end of the Option Period or ninety (90) days after the date of retirement; provided however, the Option can be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Sections 6(d) and 13.

      (i) Disability.
          -----------
          In the event of termination of Continuous Service due to "total and permanent disability" (within the meaning of Code Section 22(e)(3), the Option shall lapse at the earlier of the end of the Option Period or twelve (12) months after the date of such termination, provided, however, the Option can be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Sections 6(d) and 13.

      (j) Maximum Grants.
          ---------------
          No individual shall receive in any fiscal year of the Company, Options to purchase more than Fifty Thousand (50,000) Shares. Any adjustment upon a change of Shares pursuant to Section 13 of the Plan shall apply to the limitation specified in this subsection (j).

   7. Incentive Stock Options.
      ------------------------
      Any Option intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to those requirements stated in Section 6 above:

      (a) Ten Percent Shareholders.
          -------------------------
          An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary shall be granted at an exercise price of one hundred ten percent (110%) of Fair Market Value on the Date of Grant and shall be exercisable only during the five (5) year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding Options will not be considered.

      (b) Prior Outstanding Options.
          --------------------------
          Each Option intended to qualify as an Incentive Stock Option (for purposes of this subsection, a "New Option") is exercisable only after the exercise or lapse of all outstanding Incentive Stock Options that were granted to the Optionee under this or any other plan of the Company or its parent or subsidiaries before the Date of Grant of the New Option ("Prior Option"). An Incentive Stock Option must be treated as outstanding until the Option is exercised in full or expires because of the lapse of time.

      (c) Maximum Option Grants.
          ----------------------
          The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Optionee may exercise for the first time one or more Incentive Stock Options under the Plan and all other plans of the Company or its parent or Subsidiaries in any calendar year shall not exceed one hundred thousand dollars ($100,000). For purposes of this rule, Incentive Stock Options shall be taken into account in the order in which they were granted.

   8. Non-statutory Options.
      ----------------------
      Any Option not intended to qualify as an Incentive Stock Option shall be a non-statutory Option. The grant of the non-statutory Option, in the discretion of the Committee, may be accompanied by the grant of one Stock Appreciation Right for each Share subject to the Option. Options and SARs issued pursuant to the same grant are referred to as "related" to each other. Non-statutory options shall satisfy each of the requirements of Section 6 of the Plan, except as follows:

      (a) Exercise Price.
          ---------------
          Notwithstanding the provisions of Section 6(e), non-statutory Options may be granted at the exercise price designated by the Committee in accordance with Section 6(e) or at such other price as may be determined by the Committee in its discretion. However, in no event shall the exercise price be less than fifty percent (50%) of the Fair Market Value of the underlying Shares on the date the Option is granted.

      (b) Option Exercisability.
          ----------------------
          Any non-statutory Option which has a related SAR granted at the same time as the Option may not be exercised (i) during the six
          (6) month period immediately following the Date of Grant or
          (ii) before the Plan is approved by a majority of the Company's shareholders.

   9. Stock Appreciation Rights.
      --------------------------
      (a) Exercise.
          ---------
          SARs are exercisable to the extent, but only to the extent, that the related Option is exercisable. In addition, SARs must be exercised, if at all, by the later of the end of (i) the ninety (90) day period beginning on the date of exercise of the related Option or (ii) the ten (10) day period beginning on the third (3rd) business day following the release of the Company's official financial data for the quarter in which the related Option was exercised. Only one SAR may be exercised for each Share purchased under the related Option. SARs shall be exercised by following the same procedures as are required for the related Option.

      (b) Forfeiture of SAR.
          ------------------
          Any SARs that could be, but are not, exercised by the later of the end of the (i) the ninety (90) day period beginning on the date of exercise of the related Option, or (ii) the ten (10) day period beginning on the third (3rd) day following the release of the Company's official financial data for the quarter in which the related Option was exercised shall be forfeited.

      (c) Termination of SARs.
          --------------------
          SARs shall terminate at the same time and under the same conditions as the related option.

      (d) Payment on Exercise.
          --------------------
          On the exercise of a SAR, the Committee shall determine the form in which the Company shall pay the value of the SAR to the person exercising the SAR.

      (e) Maximum SARs.
          -------------
          No individual shall receive in any fiscal year of the Company SARs covering more than 100,000 shares. Any adjustment upon change of Shares pursuant to Section 13 of the Plan shall apply to the limitation specified in this subsection (e).

   10. Method of Exercise.
       -------------------
       An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 11 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, by certified check or, with the consent of the Committee, wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

       An Option granted under this Plan may be exercised in increments of not less than one hundred (100) Shares, or, if greater, ten percent (10%) of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

   11. Taxes; Compliance with Law; Approval of Regulatory Bodies.
       ----------------------------------------------------------
       The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for that tax. Options and SARs are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either
       (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option and SAR may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

       Each person who acquires the right to exercise an Option or SAR by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option or SAR as a condition to his exercise of the Option or SAR. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

   12. Assignability.
       --------------
       An Option and SAR granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, his Incentive Stock Options are
       exercisable only by him.   Notwithstanding the preceding
       paragraph, during an Optionee's lifetime, the Committee may, in its sole discretion (which discretion may be exercised in a discriminatory fashion), permit the transfer or assignment of an outstanding non-statutory Option to the Optionee's spouse, parents, children or grandchildren, or their spouses, or to trusts or partnerships for their benefit, provided any such transfer or assignment is made without consideration to the Optionee. Such transfers or assignments shall be permitted only on such terms and conditions as the Committee, in its sole discretion, shall specify, and except as provided by the Committee, the transferee or assignee shall be subject to the terms of the Plan and the Optionee's Grant Agreement.

   13. Adjustment Upon Change of Shares.
       ---------------------------------
       If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options and SARs are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option or SAR outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, any Option or SAR granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option or SAR would have been entitled to receive in connection with such event.

   14. Change in Control.
       ------------------
       The Committee may, in its sole discretion and notwithstanding the provisions of Section 6(c), provide for immediate and full exercise of an Option upon the occurrence of a Change in Control of the Company. Should the Committee determine to make such a provision with respect to the grant of an Option, a representation to that effect shall be set forth in the Grant Agreement between the Company and the Optionee governing the exercise of such Option.

   15. Liability of the Company.
       -------------------------
       The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option or SAR.

   16. Amendment and Termination of Plan.
       ----------------------------------
       Except as provided below, the Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders. However, no amendment by the Board that requires shareholder approval as a condition (i) for the continued satisfaction of applicable requirements of Code Section 422 or any successor provision thereto or (ii) of continued reliance by the Board or the Company's officers on the exemptive relief provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto shall be effective without shareholder approval.

       Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option, prior Option, or SAR granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option or SAR was granted or the holder currently entitled to exercise it.

   17. Expenses of Plan.
       -----------------
       The Company shall bear the expenses of administering the Plan.

   18. Duration of Plan.
       -----------------
       Options and SARs may be granted under this Plan until April 25, 2011.

   19. Applicable Law.
       ---------------
       The validity, interpretation, and enforcement of this Plan are governed in all respects by the Laws of the State of Florida and the United States of America.
   20. Effective Date.
       ---------------
       The effective date of this Plan shall be the date specified by the Board of Directors of the Company upon its adoption of this Plan.








   Adopted by the Board of Directors    Ratified by the Shareholders
   on April 25, 2001, effective         On April 25, 2001.
   April 25, 2001.



   ORL1 #615605 v4

   CONSOLIDATED-TOMOKA LAND CO.
   2001 STOCK OPTION PLAN



   Prepared by:
   Holland & Knight, LLP
   200 South Orange Avenue
   Suite 2600
   Orlando, Florida 32801
   (407) 425-8500

   Table of Contents

   1. Purpose...........................................................1

   2. Definitions.......................................................1
      (a) "Beneficiary".................................................1
      (b) "Board".......................................................1
      (c) "Change of Control"...........................................1
      (d) "Code"........................................................2
      (e) "Committee"...................................................2
      (f) "Common Stock"................................................3
      (g) "Company".....................................................3
      (h) "Continuous Service"..........................................3
      (i) "Date of Grant"...............................................3
      (j) "Employee"....................................................3
      (k) "Fair Market Value"...........................................3
      (l) "Grant Agreement".............................................4
      (m) "Incentive Stock Option"......................................4
      (n) "Option"......................................................4
      (o) "Option Period"...............................................4
      (p) "Optionee"....................................................4
      (q) "Plan"........................................................4
      (r) "Regulations".................................................4
      (s) "Share".......................................................4
      (t) "Stock Appreciation Right"....................................4
      (u) "Subsidiary"..................................................5

   3. Administration....................................................5

   4. Shares Subject to Option..........................................6

   5. Participants......................................................6
      (a) Eligible Employees............................................6
      (b) No Right of Employment........................................6

   6. Option Requirements...............................................6
      (a) Written Option................................................6
      (b) Duration of Option............................................7
      (c) Option Exercisability.........................................7
      (d) Acceleration of Vesting.......................................7
      (e) Exercise Price................................................7
      (f) Termination of Services.......................................7
      (g) Death.........................................................8
      (h) Retirement....................................................8
      (i) Disability....................................................8
      (j) Maximum Grants................................................8

   7. Incentive Stock Options...........................................8
      (a) Ten Percent Shareholders......................................9
      (b) Prior Outstanding Options.....................................9
      (c) Maximum Option Grants.........................................9

   8. Non-statutory Options.............................................9
      (a) Exercise Price................................................9
      (b) Option Exercisability........................................10


                                    (15)

   9. Stock Appreciation Rights........................................10
      (a)Exercise......................................................10
      (b)Forfeiture of SAR.............................................10
      (c)Termination of SARs...........................................10
      (d)Payment on Exercise...........................................10
      (e)Maximum SARs..................................................10

   10. Method of Exercise..............................................10

   11. Taxes; Compliance with Law; Approval of Regulatory Bodies.......11

   12. Assignability...................................................12

   13. Adjustment Upon Change of Shares................................12

   14. Change in Control...............................................12

   15. Liability of the Company........................................12

   16. Amendment and Termination of Plan...............................13

   17. Expenses of Plan................................................13

   18. Duration of Plan................................................13

   19. Applicable Law..................................................13

   20. Effective Date..................................................13





























                                    (16)